EXHIBIT 10.7

                                LICENSE AGREEMENT
                                -----------------

AUDIO MPEG, INC., a corporation organized under the laws of the Commonwealth of Virginia, with an office at 2800 Shirlington Road, Suite 325, Arlington, VA 22206, U.S.A. ("Audio MPEG"); SOCIETA' ITALIANA PER LO SVILUPPO DELL'ELETTRONICA, S.I.SV.EL., S.P.A., a corporation organized under the laws of Italy, with headquarters in Via Castagnole, 59, I-10060 None (TO), Italy ("SISVEL"); and S-CAM CO., LTD., a corporation organized under the laws of Korea with headquarters in #303, 3rd floor Gyeonggi Venture Center, Suwon Center, 1017, Ingye-dong, Paldal-gu, Suwon, Gyeonggi-do, 442-270, Korea ("LICENSEE"), agree as follows:

WHEREAS:
--------

     A. Koninklijke Philips Electronics N.V. (Groenewoudseweg 1, NL 5600 MD Eindhoven, The Netherlands), U.S. Philips Corporation (100 East 42nd St., New York, NY 10070), France T l com and T l diffusion de France acting through the France T l com R&D (38-40 rue du G n ral Leclerc, F-92794 Issy-Les-Moulineaux Cedex 09, France), BRW (Bayerische Rundfunkwerbung GmbH, Arnulfstra e 42, D-80335 M nchen, Germany) and IRT (Institut f r Rundfunktechnik GmbH, Floriansm hlstra e 60, D-80939 M nchen, Germany) (the "Rights Holders") are the owners of the patents listed in Enclosures 1 and 2;

     B. Audio MPEG has the exclusive right to grant non-exclusive licenses to third parties under the US patent rights listed in Enclosure 1 for Licensed Products (as hereinafter defined);

     C. SISVEL has the exclusive right to grant non-exclusive licenses to third parties under the patent rights listed in Enclosure 2 for Licensed Products (as hereinafter defined);

     D. LICENSEE and its Controlled Companies (as hereinafter defined) are interested in acquiring a non-transferable, non-assignable, and non-exclusive license under the patent rights listed in Enclosures 1 and 2;

     E. Audio MPEG is willing to grant to LICENSEE a non-transferable, non-assignable, and non-exclusive license under the US patent rights listed in Enclosure 1;

     F. SISVEL is willing to grant to LICENSEE a non-transferable, non-assignable, and non-exclusive license under the patents listed in Enclosure 2.

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                       ARTICLE 1.  DEFINITIONS/ENCLOSURES

1.01  "Effective  Date"  shall  mean  January  1st,  2005.

     1.02 "Licensed Products" shall mean any consumer electronics product sufficiently assembled to be suitable for sale to or use by an end user, covered by at least one claim of the patent rights listed in Enclosure 1 or 2, and conforming to the ISO/IEC 11172-3 or ISO/IEC 13818-3. For example, Licensed Products include, but are not limited to, any hardware for transmitting and/or receiving and/or storing and/or reproducing audio signals such as set-top boxes, sound boards for computers, and MP3 players, regardless of whether they are standing alone or incorporated in other products such as cellular telephones, computers, home theatres, multimedia players, boom-boxes, car audio radios, or DVD players with MP3 capabilities, which conform to the ISO/IEC 11172-3 or ISO/IEC 13818-3. However, "Licensed Products" shall not include: (a) Products or part of products which make use of optical record carriers (and including such carriers), such as CD, Video-CD and DVD, only carrying records in standards other than MP3; (b) High-definition TV products according to the "Grand Alliance" standard as provided by ACATS on December 7, 1994, and any of its amendments and/or extensions; (c) products, methods, and/or services which conform to the DAB (Digital Audio Broadcast) Standard or any of its amendments and/or extensions; (d) components, such as, but not limited to, integrated circuit chips or chip sets, subsystem circuit boards (which are not PC or TV-cards sold to end-users), unless when sold to end-users to be incorporated into or used in combination with other products in a form that would constitute an end user consumer electronic product, including, but not limited to, products sold in kit form.

     1.03 "US Patents" shall mean the United States patent rights listed in Enclosure 1 to this Agreement, and any divisional, continuation, reissue, reexamination, or extension thereof.

     1.04 "Non-US Patents" shall mean those patent rights listed in Enclosure 2 to this Agreement, and any divisional, continuation, reissue, reexamination, or extension thereof.

     1.05  "Logo"  shall mean the MPEG Audio logo, as reproduced in Enclosure 5.

     1.06 "Controlling Interest" means, in case of a corporation to own, at any time during the term of this Agreement, directly or indirectly, an amount of that number of shares thereof representing the right to elect a majority of the directors of the corporation or persons performing a similar function; and in the case of any other kind of business organization, it means direct or indirect ownership or control, at any time during the term of this Agreement, of the capital thereof, or other interest therein, by or through which LICENSEE exercises, or has the power to exercise, in any manner, directly or indirectly, control or direction thereof.

     1.07 "Controlled Company" means (i) any company, including any legal entity similar to a corporation, and more generally enterprises or any other kind of business organizations of which, on Effective Date or after Effective Date LICENSEE has a Controlling Interest; (ii) any company, including any legal entity similar to a corporation, and more generally enterprises or any other kind of business organizations, which, on Effective Date or after Effective Date is directly or indirectly under a Controlling Interest of the same entity as LICENSEE; and (iii) the companies listed in Enclosure 3. A company shall be considered a Controlled Company only for the time a Controlling Interest exists. LICENSEE will provide an organization chart of all of the Controlled Companies to SISVEL and Audio MPEG on or before LICENSEE's signature and within one month of any changes in the identity or structure of the Controlled Companies.

ARTICLE  2.  GRANT  OF  RIGHTS

     2.01 Provided that the compensation under Article 4.01(a) and the Addendum of this Agreement has been paid, and the bank guarantee under Article 16.03 and Enclosure 6 infra has been provided to SISVEL and Audio MPEG: (i) Audio MPEG grants LICENSEE and its Controlled Companies a non-transferable, non-assignable, non-exclusive license, with no right to sublicense, under the US Patents, to make, have made, use, import, sell, offer to sell, or otherwise dispose of Licensed Products in the United States; (ii) SISVEL grants LICENSEE and its Controlled Companies a non-transferable, non-assignable, non-exclusive license, with no right to sublicense, under the Non-US Patents, to make, have made, use, import, sell, offer to sell, or otherwise dispose of Licensed Products in all countries of the world other than the United States.

     2.02 LICENSEE, for itself and its Controlled Companies, acknowledges and agrees that the license granted in Article 2.01 is limited to Licensed Products sold or otherwise disposed of solely for private, non-professional use by consumers for licensed contents and no rights or licenses are granted under this Agreement for professional uses of Licensed Products.

     2.03 No rights are granted under this Agreement for product features or functions that, although covered by the US Patents and/or Non-US Patents, do not conform to the ISO/IEC 11172-3 or ISO/IEC 13818-3.

     2.04 No rights granted under this Agreement extend to any product or process, conforming to the ISO/IEC 11172-3 or ISO/IEC 13818-3 and covered by the US Patents and/or Non-US Patents, merely because it is used or sold in combination with a product licensed under this Agreement.

                         ARTICLE 3.  SCOPE OF PROTECTION

     3.01  Audio  MPEG  and  SISVEL  each  represent  and  warrant  that:

     (1) The Rights Holders are the sole and exclusive owners of the US Patents and Non-US Patents; Audio MPEG has the right to grant licenses under the US Patents; and SISVEL has the right to grant licenses under the Non-US Patents.

     (2) Audio MPEG and SISVEL each have the right, power and authority to enter into this Agreement on behalf of the Rights Holders and to grant LICENSEE and its Controlled Companies the rights, and privileges herein set forth.

     3.02 Nothing in this Agreement shall be construed as: (i) a warranty or representation by Audio MPEG and/or SISVEL as to the validity or scope of any of the US Patents and Non-US Patents; or (ii) a warranty or representation by Audio MPEG and/or SISVEL that anything made, used, imported, offered for sale, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents different from the ones listed in Enclosures 1 and 2.

     3.03 LICENSEE represents and warrants that it has the right to enter into this Agreement with Audio MPEG and SISVEL on its behalf and on behalf of its Controlled Companies.

                             ARTICLE 4. COMPENSATION

     4.01 In consideration of the licenses and rights granted to LICENSEE by Audio MPEG and SISVEL under respectively the US Patents and the Non-US Patents, LICENSEE shall pay:

     (a) a non-refundable, non-recoupable sum of five thousand US Dollars (US$ 5,000) as an entrance fee; and

     (b)  a  royalty  as  specified in the following royalty schedule of Article
4.02  and  4.03  for  each  Licensed  Product.

     4.02 The royalty for each calendar year shall be based on the number of Licensed Products manufactured, used, sold, offered for sale, imported, leased, or otherwise disposed of by LICENSEE and its Controlled Companies during each calendar year starting from and

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
including the year of the Effective Date of this Agreement. The royalty for each calendar year shall be calculated as follows:


Number of single mono channels in
Licensed Products per calendar year     Royalty payment
--------------------------------------  -------------------------------
On those from 1 to 800,000              US$0.30 per single mono channel
--------------------------------------  -------------------------------
On those from 800,001 to 4,000,000      US$0.20 per single mono channel
--------------------------------------  -------------------------------
On those from 4,000,001 to 8,000,000    US$0.18 per single mono channel
--------------------------------------  -------------------------------
On those from 8,000,001 to 12,000,000   US$0.16 per single mono channel
--------------------------------------  -------------------------------
On those from 12,000,001 to 20,000,000  US$0.14 per single mono channel
--------------------------------------  -------------------------------
On those exceeding 20,000,000           US$0.10 per single mono channel
--------------------------------------  -------------------------------


     The above table of royalties is to be understood according to the following example. If, for instance, 800,001 single mono channels are produced in one calendar year the royalty payment for that year is US$ 240,000.20. If, for instance, 28,000,000 single mono channels are produced in one calendar year the royalty payment for that year is US$ 4,160,000.00. No more than three channels will be charged for any single multi-channel sound representation.

     Notwithstanding the foregoing, with respect to the payments of royalties for the licenses granted under this Agreement for LICENSEE'S activities from Effective Date until five years after the Effective Date, LICENSEE will not have to pay a cumulative amount higher than US Dollars twenty-two million five hundred thousand (US$ 22,500,000.00) for the royalties due under this Agreement.

     4.03 LICENSEE shall divide every sum due according to Article 4.02 by the total number of channels licensed for that specific period and shall multiply the result by:

     (a) the number of channels manufactured, used, sold, or otherwise disposed of in the United States for that same period. That is the amount that LICENSEE shall pay to Audio MPEG;

     (b) the number of channels exclusively manufactured, used, sold, or otherwise disposed of in countries different from the United States for that same period. That is the amount that LICENSEE shall pay to SISVEL.

     4.04 If LICENSEE purchases Licensed Products from a third party that is licensed to manufacture and sell Licensed Products under the US Patents and the Non-US Patents, and such third party has fulfilled its obligations under such license, then LICENSEE shall have no royalty obligation under this Agreement for such Licensed Products purchased from such third party. The Licensed Products for which LICENSEE has no royalty obligation according to this Article 4.04 will not be considered when calculating the royalty due by LICENSEE according to
Article  4.02 above, but they need to be listed in the royalty statements as per
Article 5.03 below. If LICENSEE purchased products from an entity which either is not licensed under the US Patents and Non-US Patents or is in default of a license agreement under the US Patents and Non-US Patents, LICENSEE has the obligation to pay royalties for such products according to the general terms of this Agreement until this unlicensed party has entered into a license agreement under the US Patents and the Non-US Patents and has cured any default.

                   ARTICLE 5.  PAYMENTS AND ROYALTY STATEMENT

     5.01 The payment according to Article 4.01(a) is due to SISVEL on LICENSEE's signature.

     5.02 The payments according to Article 4.01(b) are due within one month from the end of each calendar quarter beginning with the calendar quarter of the Effective Date of this Agreement. The royalties accrued during each calendar quarter will be due within one month from the end of that calendar quarter.

     5.03 LICENSEE shall, within one month after the end of each calendar quarter, render to both Audio MPEG and SISVEL a full royalty statement according to the form shown in Enclosure 4, including: (a) the total number of units and channels of Licensed Products manufactured, used, imported, sold, offered for sale, leased, or otherwise disposed of by LICENSEE and/or its Controlled Companies in the preceding calendar quarter licensed under this Agreement; for each shipment of those Licensed Products, the model number sold, a brief description of the product (i.e. DVD/MP3 player), the brand or trademark on the product, the name of the customer, the country of destination, the name of the manufacturer, the country of manufacture, the number of units, the number of channels; and the total amount due for that calendar quarter; (b) the name and the address of any entity not licensed under the US Patents and Non-US Patents, and what quantity of units and channels of Licensed Products were purchased from or sold to such entity; (c) the total number of units and channels of Licensed Products that LICENSEE and/or its Controlled Companies purchased from or sold to a third party licensed under the US Patents and the Non-US Patents in the preceding calendar quarter, and, for each shipment of those Licensed Products, the model number sold, a brief description of the product (i.e. DVD/MP3 player), the brand or trademark on the product, the name of the customer, the country of destination, the name of the manufacturer, the country of manufacture, the number of units, and the number of channels; (d) the name and the address of any entity licensed under the US Patents and Non-US Patents, and what quantity of units and channels of Licensed Products were purchased from or sold to such entity. For each of the reports under (a) and (c) above, LICENSEE will specifically state (1) the quantities manufactured, used, sold, imported, or otherwise disposed of in the United States and the corresponding amount due to Audio MPEG, including any applicable withholding tax as per Article 5.07 below and the resulting net amount paid to Audio MPEG; and (2) the quantities exclusively manufactured, used, sold, imported, or otherwise disposed of in countries different from the United States and the corresponding amount due to SISVEL, including any applicable withholding tax as per Article 5.07 below and the resulting net amount paid to SISVEL. LICENSEE shall render to both Audio MPEG and SISVEL the above full royalty statement both in paper and in electronic format to be sent via e-mail to the addresses MPEG-reporting@sisvel.it and MPEG-reporting@audiompeg.com.

     5.04 Licensed Products shall be deemed made, sold, used, leased, or otherwise disposed of, as the case may be, when invoiced or, if not invoiced, when shipped to a party other than LICENSEE or a Controlled Company of LICENSEE.

     5.05 Payments to Audio MPEG are to be made in US$ (US Dollars) to Audio MPEG's bank account at Wachovia Bank N.A., Roanoke, VA, 24040-7314, Account # 2000014031911, Routing # 051400549, S.W.I.F.T. PNBPUS33. Audio MPEG reserves the right to change such account.

     5.06 Payments to SISVEL are to be made in US$ (US Dollars) to SISVEL's bank account at UNICREDIT BANCA D'IMPRESA, Filiale 8368, Via Stazione 11, I-10060 None (TO), Italy, Account N. 248.60.82, ABI 03226, CAB 01004 (IBAN IT 46 L 03226
01004 000002486082), S.W.I.F.T. UNCRIT2V. SISVEL reserves the right to change such account.

     5.07 Any payment to Audio MPEG or SISVEL which is not made on the date(s) specified herein, shall accrue interest at the rate of one percent (1%) per month (or part thereof).

     5.08 If any payment under this Agreement is subject to a withholding tax by LICENSEE's country and such tax (i) is required to be withheld from such payment by LICENSEE hereunder and (ii) is permitted to be withheld from such payment to Audio MPEG or SISVEL under an applicable tax convention, the amount of such tax shall be deducted from the payment by LICENSEE. LICENSEE shall promptly provide Audio MPEG or SISVEL, depending on to which of the two the reduced payment was made, with the proper tax certificate to obtain the corresponding tax credits. Should LICENSEE fail to send such a proper tax certificate within three (3) months from the date of the original payment,

LICENSEE will immediately transfer to Audio MPEG or SISVEL, depending on which of the two received the reduced payment, the amount withheld from the original payment without any withholding of any sort. All payments in favor of SISVEL under this agreement are net of any due Italian VAT (I.V.A.), therefore, if LICENSEE is an entity organized under the laws of Italy, the due VAT (I.V.A.) must be added to any payment to SISVEL as provided for by the laws of Italy.

     5.09 Any bank charges including those relating to the bank guarantee will be borne by LICENSEE and will not be deducted by any payment made by LICENSEE.

                    ARTICLE 6.  AUDITING OF ROYALTY STATEMENT

     6.01 LICENSEE and its Controlled Companies shall keep complete and accurate books and records, including, but not limited to, all production, purchases, stocks, deliveries, and sales records, and shall keep these books and records available for at least a period of five (5) years following the manufacture, sale or other disposal of each Licensed Product.

     6.02 To verify the accuracy and completeness of the royalty statements provided for in Article 5, Audio MPEG and SISVEL shall each have the right to audit all the above mentioned books and records of LICENSEE and its Controlled Companies from time to time. Any such audit shall take place no more than once per calendar year unless a prior audit during that year revealed a shortfall and shall be conducted by a public certified auditor appointed by Audio MPEG and/or SISVEL. Audio MPEG and/or SISVEL, depending on what the case might be, shall give LICENSEE written notice of such audit at least five (5) days prior to the audit. LICENSEE shall willingly co-operate and provide all such assistance in connection with such audit as Audio MPEG and/or SISVEL and/or the auditors may require. The audit shall be conducted at Audio MPEG and/or SISVEL's expense. However, in the event that LICENSEE has failed to submit any royalty statements by their due date, as per Article 5 above, in respect of the period to which the audit relates, or in the event that a shortfall exceeding three percent (3%) of the amounts due is established, all costs connected to the audit, including for example the preparation of the audit report, shall be borne by LICENSEE, without prejudice to any other claim or remedy as Audio MPEG and/or SISVEL may have under this Agreement or under applicable law. In addition to paying the royalty for any established shortfall, in the event that the audit will establish that there is a discrepancy or error exceeding three percent (3%) of the number of channels of Licensed Products declared, LICENSEE agrees to pay US$ 0.50 (fifty cents) per channel of Licensed Products exceeding the number of channels included in the original statement in addition to the royalties and interests due under this Agreement to partially reimburse Audio MPEG and SISVEL for the administrative costs which LICENSEE understands occur to monitor this Agreement for non-compliance.

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
     6.03 SISVEL and Audio MPEG's right to audit the books and records of LICENSEE and its Controlled Companies will continue to be available for SISVEL and Audio MPEG for five (5) years past the term of this Agreement or any termination of this Agreement.

                               ARTICLE 7.  MARKING

     7.01 If requested by Audio MPEG or SISVEL, LICENSEE shall place appropriate patent markings on an exposed surface of the Licensed Products. The content, form, location and language used in such markings shall be in accordance with the laws and practices of the country where such markings are used.

     7.02 LICENSEE shall provide adequate notice throughout the distribution chain of Licensed Products concerning all limitations on the rights granted for such Licensed Products under this Agreement, including written notification that
(a) the use of Licensed Products under this Agreement is limited to private non-professional use by consumers for licensed contents; (b) no rights are granted for professional use; and (c) no rights granted under this Agreement extend to any unlicensed product or process used or sold in combination with a product licensed under this Agreement.

                             ARTICLE 8.  ASSIGNMENT

     8.01 This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective assignees. It may not be assigned in whole or in part by LICENSEE without the prior written consent of both Audio MPEG and SISVEL.

                        ARTICLE 9.  TERM OF THE AGREEMENT

     9.01 The Agreement shall be effective on the Effective Date, and shall remain in force for a period of five (5) years from the Effective Date. Upon expiration of this five (5) years term the Agreement shall be automatically extended for an additional period of five (5) years, unless terminated six (6) months prior to the expiry of the five (5) years term by written notice by LICENSEE or unless terminated earlier in accordance with the provisions of
Article  10  below.


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
                            ARTICLE 10.  TERMINATION

     10.01 In the event one party fails to perform any material obligation under this Agreement, any of the other parties may terminate this Agreement at any time by means of written notice to the other party specifying the nature of such failure. Such termination shall be effective thirty (30) days after receipt of the notice if the breaches are not cured by then. Such right of termination shall not be exclusive of any other remedies or means of redress to which the non-defaulting party may be lawfully entitled, and all such remedies shall be cumulative. Any such termination shall not affect any royalty or other payment obligations under this Agreement accrued prior to such termination.

     10.02 Audio MPEG and SISVEL may jointly or independently terminate this Agreement forthwith by means of notice in writing to LICENSEE in the event that a creditor or other claimant attempts to take possession of, or a receiver, administrator or similar officer is appointed over any of the assets of LICENSEE, or in the event that LICENSEE pledges its assets or otherwise seek to make or makes any voluntary arrangement with its creditors or seek protection from any court or administration order pursuant to any bankruptcy or insolvency law, or takes other actions indicating impending financial difficulties.

     10.03 Audio MPEG and SISVEL shall have the right to jointly or independently terminate this Agreement forthwith or to revoke the license respectively granted under any of the US Patents and Non-US Patents in the event that LICENSEE or any of its Controlled Companies, directly or indirectly (e.g. via its customers and/or suppliers) brings a lawsuit or other proceeding to contest the validity or enforceability of any of the US Patents and/or Non-US Patents.

     10.04 Audio MPEG and SISVEL may jointly or independently terminate this Agreement forthwith by means of notice in writing to LICENSEE in the event LICENSEE and/or its Controlled Companies breach Article 5, Article 6 or Article 15.

     10.05 LICENSEE and its Controlled Companies represent and warrant that at the time of termination or expiration of this Agreement for any reason, LICENSEE and its Controlled Companies shall immediately cease the manufacture, sale, importation or any other disposition of Licensed Products. Should LICENSEE or any of its Controlled Companies breach the above representation by failing to cease the manufacture, sale, importation or any other disposition of Licensed Products after termination or expiration of this Agreement, LICENSEE agrees to pay a penalty in the amount of US Dollars ten (US$ 10.00) for each Licensed Products manufactured, sold, imported or disposed of by LICENSEE or any of its Controlled Companies after termination or expiration of this Agreement. As an exception to

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
immediate cessation, Licensed Products that are already manufactured at the termination/expiration date, and are included by LICENSEE and/or its Controlled Companies in a royalty statement forwarded to Audio MPEG and SISVEL in accordance with Article 5.03 above, and for which a royalty has been paid, may be sold provided that LICENSEE and its Controlled Companies agree in writing not to oppose any proceedings that they be enjoined from any other activity if they do not immediately cease.

     10.06 Should LICENSEE breach Articles 4 and 5 of the Agreement by either not providing SISVEL and Audio MPEG with a royalty statement by its due date, or failing to pay the royalties due to SISVEL and Audio MPEG by the due date, any Licensed Products manufactured, put into use, imported, sold, leased, or otherwise disposed of after the end of the last period for which LICENSEE has both provided SISVEL and Audio MPEG with a royalty statement in accordance with Articles 4.02 and 5.02 above by its due date and paid to SISVEL and Audio MPEG the corresponding royalties due according to Articles 4.02 and 5.02, will not be covered by the licenses granted under Article 2.01 above, until LICENSEE cures all of its breaches under the Agreement and SISVEL and Audio MPEG acknowledge in writing that all those breaches have been cured. Should LICENSEE breach Article 6 and the Addendum to this Agreement, by refusing or obstructing the audit according to Article 6, Licensed Products manufactured, put into use, imported, sold, leased, or otherwise disposed of after the day SISVEL or Audio MPEG has notified LICENSEE of this breach will not be covered by the Licenses granted under Article 2.01 above, until LICENSEE cures all of its breaches under the Agreement and SISVEL and Audio MPEG acknowledge in writing that all those breaches have been cured. In both of the above cases in this Article 10.06 in which LICENSEE is in breach of this Agreement: (i) SISVEL and Audio MPEG will have the right to communicate the fact that such products are not licensed and to exclude the name of LICENSEE and its Controlled Companies from any list of companies licensed under the US Patents and Non-US Patents in good standing;
(ii) LICENSEE and its Controlled Companies will not have the right to claim to be licensed under the US Patents and Non-US Patents without specifying that LICENSEE is in breach of the Agreement and therefore their products are no longer covered by the license granted under this Agreement, and LICENSEE will not actively or passively communicate that it is licensed under the US Patents and Non-US Patents. LICENSEE will ensure that each agreement, contract, invoice, or other sales document under which the products are sold will specify in writing as a term of such sale that products are not licensed and remain subject to patent rights of Audio MPEG and SISVEL if LICENSEE fails to render to Audio MPEG and SISVEL royalties and royalty statements in a full and timely manner.

                     ARTICLE 11.  MOST FAVORABLE CONDITIONS

     11.01 In the event that a license under the US Patents and Non-US Patents as per Article 2.01 is granted by Audio MPEG and/or SISVEL for Licensed Products to a third party under

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
conditions identical to those granted under this Agreement, but at a royalty rate more favorable than the royalty rate in this Agreement, LICENSEE shall be entitled to the same royalty rate as applicable to such third party, provided always that this provision shall not apply in respect to cross-license agreements or other agreements providing for a consideration which is not exclusively based on payment of royalties and further provided that this provision shall not apply in respect to licenses or other arrangements made pursuant to a court decision or the settlement of a dispute between Audio MPEG and/or SISVEL and a third party, irrespective of the nature of such dispute, the terms of the court decision or the settlement terms, including any amount due for damages for past infringement.

     11.02 The term "third party" as used in this Article shall not include companies or other legal entities related to Audio MPEG and/or SISVEL or any of the Rights Holders.

                                ARTICLE 12.  LOGO

     12.01 For the term of this Agreement and subject to the full and timely performance and observance by LICENSEE of all its undertakings and obligations hereunder, LICENSEE and its Controlled Companies shall be entitled to use the Logo enclosed in Enclosure 5 on the Licensed Products, as well as in advertisements and sales literature for Licensed Products, sold by LICENSEE and/or its Controlled Companies in accordance with the instructions laid down in Enclosure 5.

     12.02 LICENSEE acknowledges and agrees that Audio MPEG and SISVEL make no warranty whatsoever that any use of the Logo will be free from infringement of any intellectual property rights.

                           ARTICLE 13.  COMMUNICATION

     13.01 Any communication relating to this Agreement shall be made, in the English language, to the following addresses:

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



for Audio MPEG:              for SISVEL:            for LICENSEE:

AUDIO MPEG, INC.             S.I.SV.EL., S.P.A.     S-CAM CO., LTD.
Gen. Richard I. Neal (Ret.)  Ing. Sandro Spina      Mr. Jason Kim
2800 Shirlington Road        Via Castagnole, 59     #303, 3rd floor Gyeonggi Venture
Suite 325                    I-10060 None (TO)      Center, Suwon Center,
Arlington, VA   22206        Italy                  1017 Ingye-dong, Paldal-gu
U.S.A.                                              Suwon, Gyeonggi-do, 442-270
                                                    Korea
Fax:  +1-703-820-4531        Fax: +39-011-9863725   Fax: +82-31-329-8729


     13.02 Any change of address shall be effective in respect to the other party after that it has been communicated and received by fax or registered mail, postage prepaid.

     13.03 If mailed, the date of mailing of the communication shall be deemed to be the date on which such notice, request or communication has been received by the addressee.

                     ARTICLE 14.  MODIFICATION AND ADDITIONS

     14.01 Any modification of or addition to this Agreement and its Enclosures shall be made in written form.

                      ARTICLE 15.  DISCLOSURE AND PUBLICITY

     15.01 LICENSEE and its Controlled Companies, Audio MPEG, and SISVEL acknowledge and agree that, during the term of this Agreement and for a period of three (3) years after the last to expire of the US Patents and the Non-US Patents, they shall not disclose to any third party any information relating to the terms and conditions of this Agreement. Each party may announce or otherwise disclose the fact that this Agreement has been signed, and that there are no legal or administrative actions pending between the parties, but not the substance of the understanding between the parties, including but not limited to monetary compensation. This Agreement may however, if necessary, be disclosed to any judicial or other governmental authority to which disclosure is legally required.

                         ARTICLE 16. GENERAL PROVISIONS

     16.01 LICENSEE shall be considered directly responsible for any infringement and/or non-performance of any provision of this Agreement by itself and/or by any of its Controlled Companies.

     16.02 Controlled Companies shall not be considered third party beneficiaries under this Agreement and shall have no right to enforce any of the provisions hereof against Audio MPEG and/or SISVEL. Controlled Companies' sole rights and remedies shall be against LICENSEE.

     16.03 As an assurance of fulfillment of its obligations under the terms of this Agreement, including payment of amounts due under the Agreement by their due date, submission of royalty statements by their due date, compliance with the audit procedures according to Article 6 above, LICENSEE will provide SISVEL and Audio MPEG with a continuing bank guarantee from a first class international bank according to the form shown in Enclosure 6 on or before LICENSEE's signature. SISVEL and Audio MPEG will have independently the right to call such bank guarantee each time LICENSEE should fail to fulfill its obligations under the terms of this Agreement, including payment of amounts due under the Agreement by their due date, submission of royalty statements by their due date, compliance with the audit procedures according to Article 6 above. Any amount drawn from the bank guarantee will not be considered as a full or partial fulfillment of any obligations of LICENSEE under the terms of this Agreement, including the not fulfilled obligations for which the bank guarantee was called.

     16.04 On or before LICENSEE's signature, LICENSEE will provide Audio MPEG and SISVEL with an organization chart showing the relationship of LICENSEE and all Controlled Companies. LICENSEE represents and warrants that such organization chart is accurate and will appropriately authenticate the organization chart. Should additional Controlled Companies arise and make, have made, use, import, sell, offer to sell, or otherwise dispose of Licensed Products, such additional Controlled Companies will automatically become a LICENSEE under the Agreement. Within thirty (30) days of any such activities:
(a) LICENSEE will inform Audio MPEG and SISVEL of such activities; (b) LICENSEE will have such additional Controlled Companies execute a license agreement with Audio MPEG and SISVEL on the same terms as this Agreement; and (c) LICENSEE will provide Audio MPEG and SISVEL with an updated authenticated organization chart showing the relationship of LICENSEE and all Controlled Companies. Such additional entities and all entities who are a LICENSEE under the Agreement will be liable jointly and severally for any payments due under this Agreement for Licensed Products made, have made, used, imported, sold, offered to sell, or otherwise disposed of at any time by LICENSEE and Controlled Companies.

                           ARTICLE 17.  MISCELLANEOUS

     17.01 This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes and replaces all prior arrangements, discussions and understandings between the parties relating thereto.

     17.02 All definitions and Enclosures form an integral part of this Agreement.

     17.03 This Agreement is in the English language and 3 (three) copies have been executed. Audio MPEG, SISVEL, and LICENSEE shall receive 1 (one) copy each.

     17.04 Should any provision of this Agreement be finally determined void or unenforceable in any judicial proceeding, such determination shall not affect the operation of the remaining provisions hereof. In such event, to the extent possible, such void or unenforceable provision shall be conformed to a valid provision closest to the intended effect of the invalid or unenforceable provision.

                           ARTICLE 18.  APPLICABLE LAW

     18.01 This Agreement shall be governed by, interpreted and construed in accordance with the laws of Germany.

                            ARTICLE 19.  JURISDICTION

     19.01  Any  disputes  arising  between  the  parties  under  this Agreement
(including any question regarding its existence, validity or termination) not resolved between or among the parties shall be litigated in the court located in Mannheim, Germany, and the parties agree not to challenge personal jurisdiction in this forum. However, in case Audio MPEG and/or SISVEL is the plaintiff, Audio MPEG and/or SISVEL may at their sole discretion alternatively submit any such dispute to the competent courts in the venue of LICENSEE's registered office, or to any of the competent courts where LICENSEE's Licensed Products are manufactured, used, sold, leased or otherwise disposed.

     AS WITNESS, the parties hereto have caused this Agreement to be signed on the date first written below.


Audio MPEG, Inc.                S.I.SV.EL., S.p.A.        S-Cam Co., Ltd.


By: \S\ Richard Neal            By: \s\ Sandro Spina      By: \s\ Jason Kim

Name: Gen. Richard Neal (Ret.)  Name: Ing. Sandro Spina   Name: Mr. Jason Kim

Date: 5-12-2005                 Date: 5-12-2005           Date: 5-12-2005



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